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                                                                    Exhibit 4(q)




AMENDMENT NO. 8

                      EIGHTH AMENDMENT TO THIRD AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT

         THIS EIGHTH AMENDMENT, dated as of the 8th day of December, 2000, by and between Newcor, Inc., a Delaware corporation, of Bloomfield Hills, Michigan (herein called "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                                   WITNESSETH:

         WHEREAS, Company and Bank desire to amend that certain Third Amended and Restated Revolving Credit Agreement dated as of January 15, 1998, entered into by and between Company and Bank, which was amended by seven amendments (herein called "Agreement");

         NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

         1. The definition of "Revolving Credit Maturity Date" in Section 1 of the Agreement is amended to read in its entirety:

                  "`Revolving Credit Maturity Date' shall mean June 1, 2001."

         2. The definition of "Base Net Worth" in Section 1 of the Agreement is amended to read in its entirety as follows:

                  "`Base Net Worth' shall mean, $5,000,000. On the last day of each fiscal quarter of Company commencing December 31, 2000, Base Net Worth shall be increased by an amount equal to 50% of Net Income for the fiscal quarter then ended. Such increase shall be effective on the last day of the fiscal quarter in which such determination is made. Any fiscal quarter with respect to which Net Income is less than zero, Net Income shall be deemed to be zero."

         3. Section 6.4 of the Agreement is amended to read in its entirety as follows:

                  "On a consolidated statement basis, maintain as of the end of each fiscal quarter, a Funded Debt to EBITDA Ratio of not more than 8.0 to 1.0."

         4. Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.7 and 5.9 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

         5. This Amendment shall be effective upon (a) execution of this Amendment by Company and Bank (b) execution by the Guarantors of the attached Acknowledgment, and (c) payment by Company to Bank of a non-refundable $15,000 amendment and waiver fee.






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         6.       Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

         WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                       NEWCOR, INC.


By:  /s/ Brian E.  Marshall         By:     /s/ James J. Connor
   ----------------------------        -----------------------------------------



Its: Vice President                 Its:   President and Chief Executive Officer
                                        ----------------------------------------



                                    By:      /s/ Thomas D. Parker
                                       -----------------------------------------


                                    Its:  Vice-President Human Resources and
                                            Secretary
                                        ----------------------------------------





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                                 ACKNOWLEDGMENT



         The undersigned accept and agree to the Amendment No. 8 to the Third Amended and Restated Revolving Credit Agreement and agree to the continued effectiveness of the Guaranties originally executed and delivered to Comerica Bank by the undersigned on January 15, 1998 and on March 4, 1998, as applicable.

                              ROCHESTER GEAR, INC.



                              By:        /s/ James J. Connor
                                 ------------------------------------


                              Its:            President
                                  -----------------------------------



                              By:         /s/ Thomas D. Parker
                                 ------------------------------------


                              Its:          Secretary
                                  -----------------------------------



                              ENC CORP.



                              By:        /s/ James J. Connor
                                 ------------------------------------


                              Its:            President
                                  -----------------------------------



                              By:         /s/ Thomas D. Parker
                                 ------------------------------------


                              Its:          Secretary
                                  -----------------------------------













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DECO TECHNOLOGIES, INC.                     PLASTRONICS PLUS, INC.


By:  /s/ James J. Connor                  By:  /s/ James J. Connor
  -------------------------------           ------------------------------


Its:  President                           Its: President
      ---------------------------              ---------------------------


By:  /s/ Thomas D. Parker                 By:  /s/ Thomas D. Parker
    -----------------------------             ----------------------------


Its:  Secretary                           Its: Secretary
      ---------------------------              ---------------------------


DECO INTERNATIONAL, INC.                  NEWCOR M-T-L, INC.


By:  /s/ James J. Connor                  By:  /s/ James J. Connor
  -------------------------------           ------------------------------


Its:  President                           Its: President
      ---------------------------              ---------------------------


By:  /s/ Thomas D. Parker                 By:  /s/ Thomas D. Parker
    -----------------------------             ----------------------------


Its:  Secretary                           Its: Secretary
      ---------------------------              ---------------------------


TURN-MATIC, INC.                          GRAND MACHINING COMPANY


By:  /s/ James J. Connor                  By:  /s/ James J. Connor
  -------------------------------           ------------------------------


Its: President                            Its: President
    -----------------------------             ----------------------------


By:  /s/ Thomas D. Parker                 By:  /s/ Thomas D. Parker
    -----------------------------             ----------------------------


Its:  Secretary                           Its:  Secretary
      ---------------------------               --------------------------